CERTIFICATE OF
               DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS
               OF SERIES B CONVERTIBLE REDEEMABLE PREFERRED STOCK


         Pursuant to the provisions of Sections 78.1955 of the Nevada Revised Statutes, Intraco Systems, Inc. (the "Company"), a corporation organized and existing under the laws of Nevada, hereby adopts the following Articles of Amendment to its Articles of Incorporation. The amendment was adopted by the Board of Directors of the Company effective as of December 28, 1999.

         1.       The name of the Corporation is Intraco Systems, Inc.

         2. The following provision of the Articles of Incorporation of the Corporation is amended in the following particular:

         FIRST:  DESIGNATION OF SERIES B CONVERTIBLE REDEEMABLE PREFERRED STOCK

         Of the 10,000,000 shares of Preferred Stock, par value $0.001 per share, authorized pursuant to Article IV of the Company's Amended and Restated Articles of Incorporation, 1,700,000 of such shares are hereby designated as the Series B Convertible Redeemable Preferred Stock (the "Series B Preferred Stock").

         The powers, designations, preferences, and relative, participating, optional or other special rights of the Series B Preferred Stock authorized hereunder, and the qualifications, limitations and restrictions of such preferences and rights, are as set forth on Exhibit A hereto.

         IN WITNESS WHEREOF, these Articles of Amendment to Articles of Incorporation have been executed by the undersigned duly authorized officer of the Company effective as of the 28th day of December, 1999.

                                           INTRACO SYSTEMS, INC.


                                           By: /s/ JACK S. BERGER
                                               ---------------------------------
                                               Jack S. Berger, President


                                           By: /s/ ROBERT MARCUS
                                               ---------------------------------
                                               Robert Marcus, Secretary

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STATE OF FLORIDA

COUNTY OF PALM BEACH

         The foregoing instrument was acknowledged before me this 21st day of November, 2000, by JACK S. BERGER as President of Intraco Systems, Inc. a Nevada corporation, on behalf of the corporation. He/she is PERSONALLY KNOWN TO ME or has produced __________________________________ as identification.

                                           /s/ GALE D. GORNER
                                           -------------------------------------
                                           (Signature of Notary Public)

                                           Gale D. Gorner
                                           -------------------------------------
                                           (Typed name of Notary Public)
                                           Notary Public, State of Florida
                                           Commission No. CC895540
                                           My commission expires: March 19, 2001


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STATE OF FLORIDA

COUNTY OF PALM BEACH

The foregoing instrument was acknowledged before me this 21st day of November, 2000, by ROBERT MARCUS as Secretary of Intraco Systems, Inc. a Nevada corporation, on behalf of the corporation. He/she is PERSONALLY KNOWN TO ME or has produced _________________________ as identification.

                                           /s/ GALE D. GORNER
                                           -------------------------------------
                                           (Signature of Notary Public)

                                           Gale D. Gorner
                                           -------------------------------------
                                           (Typed name of Notary Public)
                                           Notary Public, State of Florida
                                           Commission No. CC895540
                                           -----------------------------
                                           My commission expires: March 19, 2001

                                    EXHIBIT A

                              INTRACO SYSTEMS, INC.

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES,
                             RIGHTS AND LIMITATIONS
               OF SERIES B CONVERTIBLE REDEEMABLE PREFERRED STOCK


         1. DESIGNATION AND NUMBER OF SHARES. Of the 10,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"), authorized pursuant to Article IV of the Corporation's Amended and Restated Articles of Incorporation, 1,700,000 are hereby designated as Series B Convertible Redeemable Preferred Stock (the "Series B Preferred Stock"). Shares of Series B Preferred Stock are sometimes referred to herein as "Series B Preferred Shares."

         2.       DIVIDENDS.

                  (a) The holders of Series B Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors, in its sole discretion.

         3. LIQUIDATION RIGHTS. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock ranking junior to the Series B Preferred Stock, the holders of the Series B Preferred Stock shall be entitled to be paid out of the assets of the Corporation an amount equal to $1.00 per share or, in the event of an aggregate subscription by a single subscriber for Series B Preferred Stock in excess of $100,000, $0.997 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) (the "Preference Value"), plus all declared but unpaid dividends, for each share of Series B Preferred Stock held by them. After the payment of the full applicable Preference Value of each share of the Series B Preferred Stock as set forth herein, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Corporation's Common Stock.

         4.       CONVERSION.

                  (a) Each share of Series B Preferred Stock shall be convertible, at any time, or from time to time, into one share of the Corporation's common stock, par value $.001 per share (the "Common Stock"), subject to adjustment as set forth in Section 5 below (the "Conversion Rate"). Such conversion shall be deemed to be effective on the business day (the "Conversion Date") following the receipt by the Corporation of written notice from the holder of the Series B Preferred Stock of the holder's intention to convert the shares of Series B Stock, together with the holder's stock certificate or certificates evidencing the Series B Preferred Stock to be converted.

                  (b) Promptly after the Conversion Date, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full shares of Common Stock issuable to the holder pursuant to the holder's conversion of Series B Preferred Shares in accordance with the

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provisions of this Section. The stock certificate(s) evidencing the Common Stock shall be issued with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and that it cannot be transferred unless it is so registered, or an exemption from registration is available, in the opinion of counsel to the Corporation. The Common Stock shall be issued in the same name as the person who is the holder of the Series B Preferred Stock unless, in the opinion of counsel to the Corporation, such transfer can be made in compliance with applicable securities laws. The person in whose name the certificate(s) of Common Stock are so registered shall be treated as a holder of shares of Common Stock of the Corporation on the date the Common Stock certificate(s) are so issued.

                  All shares of Common Stock delivered upon conversion of the Series B Preferred Shares as provided herein shall be duly and validly issued and fully paid and nonassessable. Effective as of the Conversion Date, such converted Series B Preferred Shares shall no longer be deemed to be outstanding and all rights of the holder with respect to such shares shall immediately terminate except the right to receive the shares of Common Stock issuable upon such conversion.

                  (c) The Corporation covenants that it will at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting conversions of the Series B Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of the Series B Preferred Stock not converted. For purposes of this Section, the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of the Series B Preferred Stock shall be computed as if at the time of computation all the outstanding shares were held by a single holder.

                  (d) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities on conversion of the Series B Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax or fee that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities in a name other than that of the holder of the Series B Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting the issue or delivery has paid to the Corporation the amount of any such tax or fee or has established, to the satisfaction of the Corporation, that the tax or fee has been paid.

                  (e) The Corporation shall list the shares of Common Stock required to be delivered upon conversion of the Series B Preferred Shares, prior to the delivery thereof, for trading upon each national securities exchange or automated quotation system, if any, upon which the outstanding Common Stock is listed at the time of delivery.

         5. ADJUSTMENTS TO THE CONVERSION RATE. The number of shares of Common Stock into which the Series B Preferred Stock shall be convertible shall be subject to adjustment from time to time as follows:

                  (a) If the Corporation shall at any time: (1) subdivide the outstanding shares of Common Stock into a larger number of shares, (2) combine the outstanding shares of Common Stock into a smaller number of shares,
(3) declare a dividend on the outstanding shares of Common Stock payable in

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shares of Common Stock, or (4) issue by reclassification of its Common Stock any shares of its capital stock, the number of shares into which each share of Series B Preferred Stock is convertible immediately after the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the number of shares determined by multiplying the current number of shares issuable upon conversion of each share of Series B Preferred Stock by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately after such dividend, distribution, subdivision, combination or reclassification, and of which the denominator shall be the number of shares of Common Stock outstanding immediately before such dividend, distribution, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event specified above shall occur.

                  (b) If the Corporation after the date hereof: (1) shall consolidate with or merge into any other person and shall not be the continuing or surviving corporation of such consolidation or merger, (2) shall permit any other person to consolidate with or merge into the Corporation and the Corporation shall be the continuing or surviving person but, in connection with such consolidation or merger, the Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property, (3) shall transfer all or substantially all of its properties or assets to any other person, or (4) shall effect a reclassification of the Common Stock (other than a reclassification resulting in the issue of additional shares of Common Stock for which adjustment in the number of shares is provided in subsection (i) above), then, and in the case of such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided herein, the holders of the Series B Preferred Stock, upon the conversion thereof immediately after the consummation of such transaction, shall be entitled to receive in lieu of the Common Stock, the highest amount of securities, cash or other property to which such holder would actually have been entitled as stockholders upon such consummation if such holder had exercised the conversion rights set forth herein immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in this Section.

                  (c)      (i)      If the Corporation shall issue, after the
date upon which any shares of Series B Preferred Stock were first issued (the "Purchase Date"), any Additional Stock (as defined below) without consideration or for a consideration per share less than the applicable Preference Value in effect immediately prior to the issuance of such Conversion Rate in effect immediately prior to each such issuance shall be adjusted to a price determined by multiplying such Conversion Rate by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of such Additional Stock, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Rate;

                           (ii)     No adjustment of the Conversion Rate shall
be made in an amount less than 1%, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward.

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

                           (iii)    In the case of the issuance of Additional
Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                           (iv)     In the case of the issuance of Additional
Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                           (v)      In the case of the issuance of options to
purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply:

                                    (1)      The aggregate maximum number of
shares of Common Stock deliverable upon exercise (to the extent then exercisable) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided above), if any, received by the Corporation upon the issuance of such options or rights plus the exercise price provided in such options or rights for the Common Stock covered thereby.

                                    (2)      The aggregate maximum number of
shares of Common Stock deliverable upon conversion of or in exchange for (to the extent then convertible or exchangeable) any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided above.

                  (d) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant hereto) by the Corporation after the Purchase Date EXCEPT FOR:

                           (i)      shares of Common Stock issued pursuant to a
transaction described in subsections (a) or (b) of this Section;

                           (ii)     shares of Common Stock issuable or issued to
employees, consultants, directors or vendors (if in transactions with primarily non-financing purposes) of the Corporation directly or pursuant to a stock option plan or restricted stock plan approved by the stockholders and Board of Directors of the Corporation;

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

                           (iii)    shares of Common Stock issued in connection
with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise;

                           (iv)     shares of Common Stock issued to any bank,
equipment or real property lessor or other similar institution if and to the extent that the transaction in which such issuance is to be made is approved by the Corporation's Board of Directors; or

                           (v)      shares of Common Stock issued pursuant to or
in connection with any corporate partnership, joint venture, strategic alliance or other arrangement if and to the extent that the transaction in which such issuance is to be made is approved by the Corporation's Board of Directors.

                  (e) In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsections (a) or (b) of this Section, then, in each such case for the purpose of this subsection, the holders of the Series B Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series B Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

                  (f) Without the prior written consent of the holders of a majority of the Series B Preferred Stock, the Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section.

                  (g)      (i)      No fractional shares shall be issued upon
the conversion of any share or shares of the Series B Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series B Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                           (ii)     Upon the occurrence of each adjustment or
readjustment of the Conversion Rate of Series B Preferred Stock pursuant to this Section, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Rate at the time in effect, and
(C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series B Preferred Stock.

                  (h) In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series B Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

         6. PREEMPTIVE RIGHTS. No holders of the Series B Preferred Shares are entitled to any preemptive rights to acquire any unissued shares of any capital stock of the Corporation, now or hereafter authorized, or any other securities of the Corporation, whether or not convertible into shares of capital stock of the Corporation or carrying a right to subscribe to or acquire any such shares of capital stock.

         7. VOTING. Each holder of Series B Preferred Stock shall be entitled to vote as required by applicable law.

         8.       REDEMPTION. (a)   The Corporation may redeem, in whole or in
part, at any time and from time to time, the Series B Preferred Shares at a price per share equal to the then-applicable Preference Value per share. No sinking fund shall be required for the redemption of the Series B Preferred Stock.

                  (b) The Corporation shall give written notice (the "Redemption Notice") to all holders of the Series B Preferred Stock of its intention to redeem the shares of Series B Preferred Stock identified therein. The Redemption Notice shall set forth the number of Series B Preferred Shares being redeemed, the date on which such redemption shall be effective (the "Redemption Date"), which date shall be no earlier than 30 days and not more than 60 days prior to the Redemption Date. The Redemption Notice shall be delivered to each holder at the address as it appears on the stock transfer books of the Corporation.

                  In order to receive the applicable Preference Value per share redeemed, each holder of the Series B Preferred Stock shall surrender to the Corporation at the place designated in the Redemption Notice the certificate(s) representing the number of shares specified in the Redemption Notice. Upon the Redemption Date, such redeemed Series B Preferred Shares shall be no longer be deemed outstanding and all rights of the holder with respect to such shares shall immediately terminate, except the right to receive the applicable Preference Value per share. The right to convert the Series B Preferred Shares shall terminate as to the shares designated for redemption as of the close of business on the business day preceding the Redemption Date.

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

         9. REPORTS AND NOTICES. So long as any shares of the Series B Preferred Stock shall be outstanding, the Corporation shall provide to the holder or holders of such shares copies of all annual audited financial statements and unaudited quarterly financial statements within 120 days from the end of the fiscal year and 60 days from the end of each fiscal quarter, respectively.

         10. WAIVER BY SERIES B PREFERRED STOCKHOLDERS. Except as expressly provided for herein or as otherwise required by law, any rights or benefits for the Series B Preferred Shares and the holders thereof provided herein may be waived as to all outstanding Series B Preferred Shares and the holders thereof by the consent of the holders of a majority of the then-outstanding Series B Preferred Shares.

         11. HOLDER. The term "holder" as used in this Designation of Preferences, Rights and Limitations of Series B Convertible Redeemable Preferred Stock means a record holder of any shares of Series B Preferred Stock.

         12.      REGISTRATION RIGHTS.

                  (a) At any time commencing on the earlier of (i) five years from the date of issuance of Series B Preferred Stock; or (ii) 180 days after the effective date of the Corporation's initial public offering, the holders of the Series B Preferred Stock shall have the right to demand that the Corporation file a registration statement with the Securities and Exchange Commission (the "SEC") with respect to the shares of Common Stock issuable upon conversion of the Series B Preferred Shares (the "Conversion Shares"). Upon receipt by the Corporation of written notice executed by a majority of the holders of the Series B Preferred Stock requesting the Corporation effectuate such registration, the Corporation shall soon as practicable use its best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act, and cause such registration to be declared effective by the SEC. The Corporation shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section if the Corporation has previously initiated one such registration pursuant to this Section, which registration has been declared effective by the SEC.

                  (b) Except as set forth herein, all registration expenses incurred in connection with any registration, qualification or compliance pursuant to this Section (including filing fees, printing expenses, blue sky fees, and fees and expenses of the Corporation's counsel and accountants) shall be borne by the Corporation. All expenses incurred by the holders for their own counsel or accountants and all selling expenses relating to securities so registered (including underwriters' discounts, selling commissions and non-accountable expense allowances) shall be borne by the Holders of securities so registered on the basis of the number of shares of securities so registered on their behalf.

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